Exhibit 10.14

SOVEREIGN HOLDINGS, INC. AMENDED AND RESTATED

STOCK INCENTIVE PLAN FOR TRAVELOCITY’S CEO

STOCK-SETTLED SARS WITH RESPECT TO TRAVELOCITY EQUITY

Adopted March 15, 2011 (the “Effective Date”)

Amended and Restated May 3, 2012

1. Purpose of the Plan. The purpose of this Sovereign Holdings, Inc. Amended and Restated Stock Incentive Plan for Travelocity’s CEO (the “Plan”) is to promote the interests of Sovereign and its stockholders by providing the Chief Executive Officer (“CEO”) of Travelocity with an incentive to improve the growth and profitability of Travelocity. This Plan amends and restates the terms of the award of stock-settled stock appreciation rights with respect to stock of THI and T.com granted to the CEO on April 25, 2011 (the “Prior SARs”), and replaces such grant in its entirety with the grant made as of May 15, 2012. Such rights may only be awarded and exercised in fixed proportions. The interests represented by an award pursuant to the Plan are intended to reflect an interest in the growth in value of the business of Travelocity from the date of grant of the award. From and after the date hereof, the CEO will have no further rights and entitlements with respect to the Prior SARs.

2. Definitions. As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any entity, the direct or indirect subsidiaries of such entity.

(b) “Aggregate Base Price” shall mean the sum of (i) the THI Base Price and (ii) the T.com Base Price.

(c) “Aggregate Fair Market Value” shall mean the sum of (i) the THI Fair Market Value, and (ii) the T.com Fair Market Value.

(d) “Board” shall mean the board of directors of Sovereign.

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with Sovereign or its Affiliates at the time of such termination, or had an effective employment with Sovereign or its Affiliates at the time of any transfer of such Participant’s employment in connection with any spin-off, sale or other similar transaction and one or more SARs granted to such Participant remain outstanding following such transaction, the definition used in such employment agreement shall apply to the term as used in this Plan, or (ii) if the Participant does not have an effective employment agreement, the termination of the Participant’s Employment on account of (A) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (B) the Participant’s willful misconduct or gross negligence which is injurious to Sovereign, any of its Affiliates or the Majority Stockholder, whether financially, reputationally or otherwise; (C) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to Sovereign or any of its Affiliates; (D) the Participant’s unauthorized removal from the premises of Sovereign or any of its Affiliates of any document (in any medium or form) relating to Sovereign, any of its Affiliates, the Majority Stockholder, or the customers of Sovereign or any of its Affiliates other than in the good faith performance of the Participant’s duties; or (E) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights Sovereign may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights Sovereign, any of its Affiliates or the Majority Stockholder may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of the Participant without an effective employment agreement at the time of grant, it is discovered that the Participant’s Employment could have been terminated for Cause, as such term is defined above, the Participant’s Employment shall, at the election of the Board be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f) “Change in Control” shall mean the occurrence of any of the following events after the Grant Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Sovereign and its Affiliates to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of Sovereign of any plan or proposal for the liquidation or dissolution of Sovereign; (iii) after taking into account all relevant transactions, (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of stock of Sovereign representing more than 40% of the aggregate outstanding voting power of Sovereign securities and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of Sovereign than such other Person or Group; (iv) the replacement of a majority of the directors on the Board over a two-year period from the directors who constituted such Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the directors on the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder; (v) consummation of a merger or consolidation of Sovereign with another entity in which, after taking into account all relevant transactions, (A) the holders of the stock of Sovereign immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction and (B) the Majority Stockholder holds less than 35% of the common equity interests in the surviving corporation in such transaction; or (vi) an event described in clauses (i), (iii) or (v) above in which all references to Sovereign in such clauses are replaced with references to Travelocity. If there occurs any spin-off, sale or other similar transaction with respect to Travelocity and one or more SARs granted to a Participant remain outstanding following such transaction, then the definition of Change in Control following such transaction for purposes of any such SAR shall be modified by the Board to reference the entity resulting from such transaction rather than Sovereign or Travelocity.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Commission” shall mean the U.S. Securities and Exchange Commission.

(i) “Common Stock” shall mean THI Common Stock and/or T.com Common Units, as the context requires, subject to the last sentence of Section 3.1 hereof.

(j) “Compete” shall mean with respect to any Participant (i) the failure of such Participant to comply (subject to any cure rights) with any contractual obligation to Sovereign or its Affiliates not to compete or solicit employees, customers and suppliers; and (ii) who does not have any such contractual obligation, during Employment and for the one year period following the termination of such Participant’s Employment, such Participant (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for, any Person engaged in activities competitive to those of Sovereign or any of its Affiliates or (B) soliciting or hiring or attempting to solicit or hire (1) any customer or supplier in connection with any business activity that then competes with Sovereign or any of its Affiliates or (2) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with Sovereign or any of its Affiliate. For purposes of this paragraph (j), references to “Affiliates” means entities that are Affiliates of Sovereign or any Relevant Entity at the time of any Participant activity that might constitute Competition. “Competition” and “Competing” shall have correlative meanings.

(k) “Disability” shall mean, with respect to any Participant, a “permanent disability” (or term of similar import) as defined in the disability plan of Sovereign or any of its Affiliates in which such Participant is eligible to participate, provided that in the event the Participant is party to an effective employment agreement at the time of any circumstance that might constitute Disability, the definition of “permanent disability” (or similar term) used in such agreement shall apply to the term Disability as used in this Plan.

(l) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with Sovereign or any of its Affiliates, and shall include the provision of services as a director or consultant for Sovereign or any of its Affiliates. For purposes of this paragraph (m), if a Participant’s employment is transferred in connection with any spin-off, sale or other similar transaction and one or more SARs granted to such Participant remain outstanding following such transaction, then “Employment” shall mean employment with the transferee. “Employee” and “Employed” shall have correlative meanings.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” shall have the meaning set forth in Section 4.4 hereof.

(o) “Exercise Notice” shall have the meaning set forth in Section 4.4 hereof.

(p) “Exercise Window” shall mean the months of March and September during each calendar year. Each exercise of an SAR prior to a Liquidity Event during an Exercise Window shall be deemed to have occurred, for purposes of determining the Aggregate Fair Market Value, as of the immediately preceding December 31, if the Exercise Window is the month of March, and as of June 30, if the Exercise Window is the month of September.

(q) “Fair Market Value” shall mean, with respect to any security other than THI Common Stock and T.com Common Units (including, without limitation, any security of Sovereign or any Relevant Entity other than Travelocity), as of any date (i) prior to the existence of a Public Market for such security, (A) in connection with and effective immediately prior to an applicable Liquidity Event, the value of such security implied by such Liquidity Event or (B) otherwise, the value of such security as determined in good faith by the Board, taking into account any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of such security, any minority interest or any voting rights or lack thereof; or (ii) on which a Public Market for such security exists, (A) the closing price on such day of such security as reported on the principal securities exchange on which such security is then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the NASD selected by the Board. The Fair Market Value as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in such security regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the such security is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of such security shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code.

(r) “Good Reason” shall mean, with respect to any Participant (i) a material diminution in the Participant’s duties and responsibilities other than a change in the Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in the Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of THI and its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of the Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Grant Date, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to Sovereign of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and THI or the applicable Affiliate shall not have cured such circumstances within twenty days following Sovereign’s receipt of such notice. Notwithstanding the foregoing, if the Participant is a party to an effective employment agreement with Sovereign or any Affiliate at the time of any event or circumstance that may constitute Good Reason that contains a different definition of the term “Good Reason” (or any term of similar import), or had an effective employment with Sovereign or its Affiliates at the time of any transfer of such Participant’s employment in connection with any spin-off, sale or other similar transaction and one or more SARs granted to such Participant remained outstanding following such transaction, the definition in such employment agreement shall apply to the term “Good Reason” as used in this Plan.

(s) “Grant” shall mean a grant of SARs under the Plan evidenced by a “Grant Agreement”.

(t) “Grant Date” shall mean the Grant Date designated by the Board as provided in the Grant Agreement.

(u) “Intercompany Transaction” shall mean, as used in Section 4.4(j)(iv) hereof in relation to adjustments relating to the payment of a dividend, a transaction involving Sovereign and its Affiliates and/or Travelocity and its Affiliates, whether characterized as a dividend or another type of transaction, that is effected for a substantial business purpose of Sovereign and its Affiliates or Travelocity and its Affiliates and not for the purpose of transferring value from Travelocity for the benefit of the Majority Stockholders, as reasonably determined by the Board in good faith. For purposes of illustration, and not by way of limitation, a dividend or other transaction would be considered to be paid in connection with an Intercompany Transaction if it is paid incident to the satisfaction of obligations under a tax sharing or similar agreement.

(v) “IPO” shall mean an initial public offering of equity interests in Sovereign or Travelocity that results in a Public Market in respect of such interests.

(w) “Liquidity Event” shall mean (i) (A) the occurrence of a transaction or series of transactions (whether such transactions are related or unrelated, and without regard to the form of the transaction) that results, directly or indirectly, in the sale, transfer or other disposition of all or substantially all of the economic interest in Sovereign or Travelocity by the Majority Stockholder (regardless of the form of consideration), (B) a Change in Control or (C) any other transaction or series of transactions determined by the Board to constitute a “Liquidity Event” or (ii) an IPO.

(x) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P, Silver Lake Technology Investors II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.

(y) “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement related to shares of common stock of Sovereign or other stockholders’ agreement as the Board may reasonably require be entered into between any THI, T.com or any Relevant Entity and any Participant.

(z) “NASD” shall mean the National Association of Securities Dealers, Inc.

(aa) “Prior SARs Grant Date” shall mean April 25, 2011.

(bb) “Participant” shall mean the CEO, and, where applicable, shall include Permitted Transferees.

(cc) “Permitted Transferee” shall have the meaning set forth in Section 4.4(d).

(dd) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ee) “Public Market” shall be deemed to exist, with respect to any security, if such security is registered under Section 12(b) or 12(g) of the Exchange Act and trading in such security regularly occurs in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(ff) “Qualifying Termination” shall mean a termination of the Participant’s Employment by Sovereign and its Affiliates without Cause, by the Participant for Good Reason or in the event of the Participant’s death or Disability, in any such case at any time following a Change in Control; provided, that if the relevant Change in Control is determined by reference to an entity other than Sovereign, then the phrase “Employment by Sovereign and its Affiliates” in this paragraph shall be deemed to refer to the entity that undergoes the Change in Control and its Affiliates instead.

(gg) “Relevant Entity” shall mean any successor to Sovereign, THI, T.com, or such other entity or entities interests in which shall, from time to time, underlie or be issuable pursuant to SARs.

(hh) “SAR” shall mean a stock settled stock appreciation right relating to either THI Common Stock or T.com Common Units, including any right or other instrument that is a modified form thereof created pursuant to Section 4.4(j) of this Plan.

(ii) “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj) “Sovereign” shall mean Sovereign Holdings, Inc., and its successors.

(kk) “T.com” shall mean Travelocity.com LLC, and its successors.

(ll) “T.com Base Price” shall mean the base price per share of T.com Common Units under any SAR with respect to T.com Common Units.

(mm) “T.com Common Units” shall mean the common units of T.com.

(nn) “T.com Fair Market Value” shall mean, as of any date (i) prior to the existence of a Public Market for the T.com Common Units, (A) in connection with and effective immediately prior to a Liquidity Event, the value per T.com Common Unit implied by such Liquidity Event or (B) otherwise, the value per T.com Common Unit as determined in good faith by the Board, taking into account any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of T.com Common Units, any minority interest or any voting rights or lack thereof; or (ii) on which a Public Market for the T.com Common Units exists, (A) the closing price on such day of a T.com Common Unit as reported on the principal securities exchange on which the T.com Common Units are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the NASD selected by the Board. The T.com Fair Market Value as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in T.com Common Units regularly occurs is closed shall be the T.com Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the T.com Common Units are traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a T.com Common Unit shall not be so reported or furnished, the T.com Fair Market Value shall be determined by the Board in good faith. In any case, the T.com Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code.

(oo) “THI” shall mean Travelocity Holdings, Inc., and its successors.

(pp) “THI Common Stock” shall mean the shares of THI’s Common Stock, par value US $0.01.

(qq) “THI Base Price” shall mean the base price per share of THI Common Stock under any SAR with respect to THI Common Stock.

(rr) “THI Fair Market Value” shall mean, as of any date (i) prior to the existence of a Public Market for the THI Common Stock, (A) in connection with and effective immediately prior to a Liquidity Event, the value per share of THI Common Stock implied by such Liquidity Event or (B) otherwise, the value per share of THI Common Stock as determined in good faith by the Board, taking into account any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of THI Common Stock, any minority interest or any voting rights or lack thereof; or (ii) on which a Public Market for the THI Common Stock exists, (A) the closing price on such day of a THI Common Stock as reported on the principal securities exchange on which the THI Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the NASD selected by the Board. The THI Fair Market Value as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in THI Common Stock regularly occurs is closed shall be the THI Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the THI Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a THI Common Stock shall not be so reported or furnished, the THI Fair Market Value shall be determined by the Board in good faith. In any case, the THI Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code.

(ss) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(tt) “Travelocity” shall mean THI and its Affiliates, and their successors.

3. Administration of the Plan

3.1 Powers of the Board; Compliance with Applicable Law; Securities Matters; Effectiveness of SAR Exercise; Certain Terms. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan. Following any adjustment pursuant to Section 4.4(j) or settlement of an SAR with interests or property other than T.com Common Units or THI Common Stock, references in this Plan to interests in any entity shall be deemed to refer to interests in Sovereign, T. com, THI or any Relevant Entity, as determined by the Board.

3.2 Determinations of the Board. Any Grant, determination, prescription or other act of the Board contemplated hereunder shall be made in the sole discretion of the Board and shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Board. No member of the Board nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, Sovereign shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of SARs Exercise. Sovereign shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, Sovereign shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any SARs, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded and would not adversely impact Sovereign or its Affiliates under any credit agreement to which they are then a party. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board deems advisable in order to comply with any such laws, regulations or requirements. Sovereign may, in its sole discretion, defer the effectiveness of an exercise of a SAR hereunder or the issuance or transfer of Common Stock pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. Sovereign shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a SAR or the issuance or transfer of Common Stock pursuant to any Grant. During the period that the effectiveness of the exercise of a SAR has been deferred, the Participant may, by written notice, withdraw such exercise.

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.

3.6 Plan Term. The Board shall not Grant any SARs under this Plan on or after the tenth anniversary of the Effective Date. All SARs which remain outstanding after such date shall continue to be governed by the Plan.

3.7 Employment Agreements. Notwithstanding anything in this Section 3 to the contrary, any action or determination in violation of an effective employment agreement with Sovereign or any of its Affiliates or any interpretation of any term used in an effective employment agreement with Sovereign or any Affiliate or any challenge to any good faith determination by the Board hereunder shall be determined, interpreted or challenged pursuant to the dispute resolution provision of such employment agreement, to the extent there is a dispute resolution provision therein.

4. SARs. Subject to adjustment as provided in Section 4.4(j) hereof, and subject to the terms and conditions set forth herein, the Board may grant to Participants SARs in a fixed proportion of SARs with respect to THI Common Stock and SARs with respect to T.com Common Units.

4.1 Rights Represented by SARs. SARs with respect to THI Common Stock and T.com Common Units must be exercised in tandem in the proportion of SARs with respect to THI Common Stock to SARs with respect to T.com Common Units in which they were Granted. Upon exercise of SARs, the holder thereof shall be entitled to receive, from Sovereign, (a) a number of shares of THI Common Stock and T.com Common Units with an aggregate THI Fair Market Value and T.com Fair Market Value at the time of exercise equal to the excess of the Aggregate Fair Market Value of such SARs in respect of the number of shares with respect to which it is being exercised over the Aggregate Base Price of such SARs in respect of the number of shares with respect to which it is being exercised (the “Spread Value”), or (b) in the good faith discretion of the Board, (i) interests in Sovereign or any Relevant Entity having a Fair Market Value equal to the Spread Value or (ii) cash in an amount equal to the Spread Value. In connection with any exercise of SARs in connection with or following a Liquidity Event with respect to Sovereign, THI, T.com or a Relevant Entity, settlement shall be in the equity of such entity or in cash, as determined in good faith by the Board.

4.2 Base Price. The base price per share of any SAR granted under the Plan shall be such price as the Board shall determine (provided that such base price for an SAR with respect to THI Common Stock must be not less than the THI Fair Market Value on the Grant Date and such base price for an SAR with respect to T.com Common Units must be not less than the T.com Fair Market Value on the Grant Date) and which shall be specified in the Grant Agreement.

4.3 Grant Date. The Grant Date of the SARs shall be the date designated by the Board and specified in the Grant Agreement as of the date the SAR is granted.

4.4 Vesting; Expiration.

(a) Vesting Date of SARs. The SARs shall vest as follows: 25% shall vest on the Grant Date, and the remainder shall vest in equal installments of 6.25% at the end of each successive three month period commencing on the first anniversary of the Prior SARs Grant Date, until 100% of the SARs are fully vested, subject in all cases to the Participant’s continued Employment through each such date (each such date, a “Vesting Date”). Unless the Board determines otherwise, vesting of the SARs may be suspended during any leave of absence as may be set forth by Company policy, if any. Subject to Section 3, in the event of a Qualifying Termination, the SARs shall immediately vest and become exercisable as of such Qualifying Termination. In addition, subject to the Participant’s continued employment through the first anniversary of a Change in Control, any then unvested SARs shall immediately vest and become exercisable as of the first anniversary of such Change in Control

(b) Expiration of SARs. The SARs which have not become vested shall expire on the date the Participant’s Employment is terminated for any reason. The SARs which have become vested on or before the date the Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) the end of the first full Exercise Window that ends at least ninety (90) days after the Participant’s Employment is terminated for any reason other than Cause, death or Disability or, if and to the extent Exercise Windows are no longer required under the Plan as of a Participant’s termination of Employment for any reason other than Cause, death or Disability, ninety (90) days following such termination; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth (10th) anniversary of the Grant Date. The SARs, whether vested or unvested, shall in any event expire no later than the tenth (10th) anniversary of the Grant Date. The SARs that have become exercisable by a Permitted Transferee on account of the death of the Participant shall expire one year after the date the Participant’s Employment terminated by reason of death, and the SARs that have been transferred to a Permitted Transferee during the lifetime of the Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.4 as if the SARs were held directly by the Participant.

(c) Exercisability of SARs.

(i)	Without the express written consent of Sovereign, no SAR shall be exercisable prior to a Liquidity Event (except in the event of the termination of a Participant’s Employment for any reason other than by Sovereign and its Affiliates for Cause) or prior to the date that such SAR becomes vested, provided that vested SARs shall be exercisable in connection with, and effective immediately prior to, a Liquidity Event and at any time thereafter prior to their expiration. In the event Sovereign gives consent or the Participant is otherwise permitted to effect any such exercise prior to a Liquidity Event, the vested SARs may only be exercised during an Exercise Window.

(ii)	Sovereign shall, in its discretion, by written notice to a Participant have the right to cause such Participant to exercise all or any portion of his vested SARs upon a termination of such Participant’s Employment.

Any exercise by a Participant pursuant to this paragraph 4.4(c) shall be effected by serving an Exercise Notice on Sovereign as provided in Section 4.4(g) hereto.

(d) Limitation on Transfer. The SARs shall be exercisable only by the Participant, except that the Participant may assign or transfer his or her rights to: (i) the Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

(e) Condition Precedent to Transfer of Any SAR. It shall be a condition precedent to any Transfer of a SAR by the Participant that the Transferee shall agree prior to the Transfer in writing with Sovereign to be bound by the terms of this Plan, the applicable Grant Agreement and the Management Stockholders’ Agreement as if he, she or it had been an original signatory thereto, except that any provisions based on the employment (or termination thereof) of the Participant shall continue to be based on the employment (or termination thereof) of the Participant.

(f) Effect of Void Transfers. In the event of any purported Transfer of a SAR in violation of the provisions of this Plan, the applicable Grant Agreement or the Management Stockholders’ Agreement, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

(g) Method of Exercise. The SARs shall be exercised by delivery of written notice to Sovereign (the “Exercise Notice”) no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Common Stock with respect to which the SARs are being exercised, the Grant Date of such SARs and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) indicate in writing that the Participant agrees, prior to the existence of a Public Market for the Common Stock, to be bound by the Management Stockholders’ Agreement, and (d) if the SARs are being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Plan, the Grant Agreement, and, prior to the existence of a Public Market for the Common Stock, the Management Stockholders’ Agreement, as if they had been original signatories thereto (as provided in Section 4.4(e) hereof). The Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or, if approved by the Board, surrender of Common Stock having an aggregate THI Fair Market Value and T.com Fair Market Value equal to such withholding or other taxes) that may become due as a result of the exercise of the SARs or a portion thereof. The partial exercise of the grant of SARs, alone, shall not cause the expiration, termination or cancellation of the remaining SARs.

(h) Certificates of Shares. Subject to Section 3, upon the exercise of SARs and, prior to the existence of a Public Market for the Common Stock, execution of the Management Stockholders’ Agreement, the Board shall either cause certificates of Common Stock to be issued in the name of the Participant and delivered to the Participant or cause the ownership of such Common Stock to be otherwise recorded in a book-entry or similar system utilized by Sovereign, THI or T.com as soon as practicable following the Exercise Date. No Common Stock shall be issued to or recorded in the name of the Participant until the Participant agrees, prior to the existence of a Public Market for the Common Stock, to be bound by the Management Stockholders’ Agreement.

(i) Amendment of the Plan and Terms of SARs. The Board may amend this Plan or any Grant Agreement in any manner; provided, however, that any such amendment shall not impair or adversely affect the Participant’s pre-existing rights under this Plan or a Grant Agreement without the Participant’s written consent.

(j) Adjustment Upon Changes in Common Stock.

(i) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the members of Sovereign, in the event of any increase or decrease in the number of issued Common Stock resulting from a subdivision or consolidation of Common Stock or the payment of a stock dividend (but only on the Common Stock), or any other increase or decrease in the number of such Common Stock effected without receipt of consideration by Sovereign, THI or T.com, the Board shall make such equitable adjustments with respect to the number of Common Stock subject to the SARs and/or the base price per share of THI Common Stock or T.com Common Unit, as the Board considers appropriate to prevent the enlargement or dilution of rights.

(ii) Certain Mergers. In the event that THI or T.com shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of THI Common Stock and T.com Common Units receive securities of another corporation), the SARs, to the extent outstanding on the date of such merger or consolidation, shall pertain to and apply to the securities that a holder of the number of shares of THI Common Stock and T.com Common Units subject to the SARs would have received in such merger or consolidation.

(iii) Certain Other Transactions. In the event of (A) a dissolution or liquidation of T.com or THI, (B) a sale of all or substantially all of Sovereign’s or Travelocity’s assets, (C) a merger or consolidation involving Sovereign or Travelocity in which Sovereign or Travelocity, as the case may be, is not the surviving corporation or (D) a merger or consolidation involving Sovereign or Travelocity in which Sovereign or Travelocity, as the case may be, is the surviving corporation but the holders of shares of THI Common Stock or T.com Common Units receive securities of another corporation and/or other property, including cash, the Board shall (1) provide for the exchange of the SARs, to the extent outstanding immediately prior to such event (whether or not then exercisable), for equity awards based upon some or all of the property for which the Common Stock underlying the SARs is exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the base price of the SARs, or the number or kind of securities or amount of property subject to the SARs and/or, (2) cancel, effective immediately prior to such event, the outstanding SARs (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash or equity having a Fair Market Value equal to the Spread Value of the SARs, as the Board may consider appropriate to prevent dilution or enlargement of rights.

(iv) Dividends. In the event Travelocity pays a dividend, other than in connection with an Intercompany Transaction, to the holders of equity interests in Travelocity, (A) with respect to the vested and exercisable portion of the SARs then outstanding on the date such dividend is paid (the “Payment Date”), Travelocity shall pay to the Participant on the Payment Date, pursuant to a separate arrangement that shall in no way relate to the exercise of the SARs, a cash bonus equal to the amount that he or she would have received (or in the event of a dividend in some form other than cash, equity or cash at the Board’s discretion having equivalent value) if he or she owned the Common Stock underlying such vested and exercisable SARs as of the record date for such dividend, and (B) with respect to the remainder of the SARs then outstanding on the Payment Date, Sovereign shall either, at Sovereign’s option, if and only if such right or the utilization of such right would not cause the SARs to fail to be exempt from Section 409A of the Code and in any event in a manner that complies with Section 409A of the Code, (1) adjust the Aggregate Base Price and/or number of Common Stock subject to the SARs to prevent dilution or enlargement of rights, in such manner as the Board shall determine in good faith, or (2) provide, to the Participant, pursuant to a separate arrangement that shall in no way relate to the exercise of the SARs, for the crediting of a notional account (a “Notional Account”) of an amount equal to a cash bonus equal to the amount that he or she would have received if he or she owned the Common Stock underlying such SARs as of the record date for such dividend, which amount shall accrue interest at a reasonable interest rate determined in good faith by the Board; provided that notwithstanding the foregoing, the Board may, upon mutual agreement with the Executive, in lieu of making any cash payments on vested SARs hereunder, provide for such other adjustment as appropriate to prevent the dilution or enlargement of rights in connection with any such dividend. Any cash bonus (plus interest thereon) referred to in clause (2) of the preceding sentence will be paid in pro rata installments over the remaining vesting period of such SARs to which such bonus relates on each Vesting Date that follows the Payment Date, commencing with the first Vesting Date following the Payment Date. The Participant will forfeit any right to any bonus (plus interest thereon) referred to in clause (2) above that has not come due as of his or her termination of Employment, unless the termination of Employment is a Qualifying Termination, in which case Sovereign will pay all remaining bonus payments (plus interest thereon) on the date of termination of Employment, subject to applicable law. If it is determined that any adjustment of the Aggregate Base Price or any bonus payment or the provision of interest thereon referred to in this Section 4.4(j)(iv) does not comply with Section 409A or it causes the SARs to fail to be exempt from Section 409A, Sovereign and the Participant shall use their reasonable efforts and take reasonable actions necessary to put the Participant in the same position he or she would have been in if the adjustment or payment was permitted under Section 409A, to the extent reasonably practicable.

(v) Other Changes. (A) In the event of any change in the capitalization of Sovereign, Travelocity or any of their Affiliates (including, without limitation, any transaction affecting the debt, liabilities or equity of Sovereign, Travelocity or any Affiliate that could have a similar impact) or a corporate change or Liquidity Event, in each case other than those specifically referred to in Sections 4.4(j)(i) through 4.4(j)(iv) hereof, or in the event any change in the capitalization of Sovereign or any Affiliate or a corporate change referred to in Sections 4.4(j)(i) through 4.4(j)(iv) hereof requires it, notwithstanding the provisions of Sections 4.4(j)(i) through 4.4(j)(iv) above, the Board shall make such adjustments in the number and kind of shares or securities subject to the SARs outstanding on the date on which such change occurs and in the per-share base price of such SARs, or to the terms governing such SARs, including, without limitation, replacing SARs with equity awards having different but substantially similar terms and based on interests in one or more Relevant Entities if the Board determines that such adjustments or replacements are appropriate in order to avoid the enlargement or dilution of rights.

(B) Notwithstanding anything in this Section 4.4 to the contrary, but without limiting the authority and right of the Board to make adjustments pursuant to any other provision of this Section 4.4, in the event of a Change in Control with respect to Travelocity or any Relevant Entity in which Sovereign and/or the Majority Shareholder is no longer the majority shareholder, the Board shall either 1) provide for the assumption or continuation by the successor to the business of Travelocity or the buyer in such Change in Control transaction of the SARs, to the extent outstanding immediately prior to such event (whether or not then exercisable), or conversion of the SARs, to the extent outstanding immediately prior to such event (whether or not then exercisable), into equity awards of the successor to the business of Travelocity having equivalent value or 2) cancel, effective immediately prior to such event, the outstanding SARs (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash or equity having a Fair Market Value equal to the Spread Value of such SARs.

(vi) No Other Rights. Except as expressly provided herein, the Participant shall not have any rights by reason of (A) any subdivision or consolidation of shares of Common Stock of any class, (B) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (C) any dissolution, liquidation, merger or consolidation of Sovereign or any other corporation. Except as expressly provided herein, no issuance by Sovereign or any Affiliate of Common Stock or shares of stock of any class, or securities convertible into Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the SARs or the Aggregate Base Price of such SARs.

(vii) Savings Clause and Intention of this Section 4.4(j). It is the intention of this Section 4.4(j) that upon sale, spin-off or other corporate transaction affecting Travelocity the SARs shall be adjusted or replaced by the Board in any manner that achieves the tax purposes set forth in this clause (vii), does not inequitably result in the enlargement or dilution of the rights of Participants and achieves the purposes of this Plan. No provision of this Section 4.4(j) shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code and Sovereign, upon reasonable request from the Participant, shall amend this Plan or the Participant’s Grant Agreement as necessary to comply with Section 409A of the Code, but maintain the economic intent thereof. Furthermore, any election to adjust, modify, exchange, substitute or redeem the SARs shall be done in a manner that is compliant with and only to the extent permitted by the provisions of Section 424 of the Code, with respect to individuals subject to taxation in the U.S.

5. Miscellaneous

5.1 Rights as Stockholder. The Participant shall not have any rights as a stockholder or unitholder with respect to any Common Stock covered by or relating to the SARs granted pursuant to this Plan until the date the Participant becomes the registered owner of such Common Stock. Except as otherwise expressly provided in Section 4.4 hereof, no adjustment to the SARs shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in this Plan or any Grant Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of Sovereign or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the SARs.

5.3 No Obligation to Exercise. The Grant to the Participants of the SARs shall impose no obligation upon the Participant to exercise the SARs.

5.4 Restrictions on Common Stock. The rights and obligations of the Participant with respect to Common Stock obtained through the exercise of a SAR shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of Travelocity or its Affiliate.

If to Sovereign:

Sovereign Holdings, Inc.

3150 Sabre Drive MD 9105

Southlake, Texas 76092

Attention: General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Descriptive Headings. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7 Severability. In the event that one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of Sovereign and the Participant shall be enforceable to the fullest extent permitted by law.

5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under the Plan, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under the Plan, or any waiver on the part of any party or any provisions or conditions of the Plan, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

5.9 Limitation on Transfer. The SARs shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under this Plan and shall be entitled to all the rights of the Participant. All shares of Common Stock obtained pursuant to SARs granted herein shall not be transferred except as provided in this Plan, the Grant Agreement and/or the Management Stockholders’ Agreement.

5.10 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

Exhibit “A”

STOCK APPRECIATION RIGHT GRANT AGREEMENT

THIS AGREEMENT, made as of this      day of              2012 by and among Sovereign Holdings, Inc. (“Sovereign”) and                                          (the “Participant”).

WHEREAS, Sovereign adopted and maintains the Sovereign Holdings, Inc. Amended and Restated Stock Incentive Plan for Travelocity’s CEO (the “Plan”) to promote the interests of Travelocity and its Affiliates and stockholders by providing the Chief Executive Officer (“CEO”) of Travelocity with an appropriate incentive to encourage them to continue in the employ and provide services for Travelocity or its Affiliates and to improve the growth and profitability of Travelocity and, in connection with the adoption of the Plan, granted the Participant stock appreciation rights or “SARs” (the “Prior SARs”) pursuant to a grant agreement dated as of April 25, 2011;

WHEREAS, Section 4.4(i) of the Plan provides that the Board may amend the Plan or any Grant Agreement in any manner; provided, however, that any such amendment shall not impair or adversely affect the Participant’s pre-existing rights under this Plan or a Grant Agreement without the Participant’s written consent; and

WHEREAS, the parties wish to confirm the amendment and restatement of the Plan and this Grant Agreement and the replacement of the Prior SARs in their entirety with the grant of SARs set forth below, effective as of the date first set forth above, on the terms and conditions set forth herein and in the attached Plan, and to confirm the parties understanding that from and after the Grant Date set forth below and in consideration of the grant contemplated by this Grant Agreement, the CEO will have no further rights and entitlements with respect to the Prior SARs;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of SARs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, Sovereign hereby grants to the Participant SARs with respect to [—] shares of THI Common Stock and [—] Common Units of T.com, having the terms set forth herein. It is understood and agreed that the Prior SARs are hereby cancelled and that the SARs hereby granted are granted in exchange for the Prior SARs.

2. Grant Date. The Grant Date of the SARs hereby granted is the date first set forth above.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Base Price. The base price of the THI SARs hereby granted is $         and the base price of the T.com SARs hereby granted is $        . The Participant acknowledges and agrees that the settlement of the SARs is subject to the terms of the Plan.

5. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Sovereign shall be implied by Sovereign’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Limitation on Transfer. The SARs shall be settled only for the benefit of the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the SARs shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All shares of Common Stock obtained pursuant to the SARs granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

8. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

11. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the SARs shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the SARs or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

*        *        *         *        *

IN WITNESS WHEREOF, Sovereign has caused this Agreement to be duly executed by a duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Management Stockholders’ Agreement as of the day and year first written above.

SOVEREIGN HOLDINGS, INC.

By:
Title:

[Participant’s name]

20